UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2010
BLUELINX HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 7, 2010, BlueLinx Corporation (the “Operating Company”), a wholly-owned subsidiary of BlueLinx Holdings Inc. (the “Registrant”), reached an agreement (the “Second Amendment”) with Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association (“Wells Fargo”), and the other signatories thereto to amend the terms of its existing Amended and Restated Loan and Security Agreement, dated August 4, 2006, as amended (the “Agreement”). The Second Amendment extends the final maturity date of the Agreement to January 7, 2014 and decreases the maximum availability under the Agreement from $500 million to $400 million. This decrease does not impact the Operating Company’s current available borrowing capacity under the Agreement’s revolving credit facility since the borrowing base, which is based on eligible accounts receivable and inventory, currently permits less that $400 million in revolver borrowings. As of the period ended July 3, 2010, the Operating Company’s excess availability was approximately $170 million, after taking into account $10 million of letters of credit. The Second Amendment also includes an additional $100 million uncommitted accordion credit facility, which will permit the Operating Company to increase the maximum borrowing capacity up to $500 million.
Pursuant to the Second Amendment, borrowings under the Agreement will bear interest at (i) the Eurodollar Rate plus an applicable margin or (ii) the Prime Rate plus an applicable margin. The following table provides the applicable margins after giving effect to the Second Amendment:

	Quarterly Average Modified	Eurodollar Rate	Prime Rate	Unused Line
Tier	Adjusted Excess Availability	Margin	Margin	Fee
1	> $150 million	3.50%	2.00%	0.75%

2	≤ $150 million and > $100 million	3.75%	2.25%	0.75%

3	≤ $100 million	4.00%	2.50%	0.75%
From July 7, 2010 to December 31, 2010, the applicable margin will be set at Tier 2. Prior to the Second Amendment the Eurodollar Rate Margin, the Prime Rate Margin, and the Unused Line Fee were 2.50%, 1.00%, and 0.25%, respectively. Beginning on January 1, 2011, the applicable margins will be determined based on the actual quarterly average modified adjusted excess availability, calculated in accordance with the Agreement.
The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Capitalized terms used but not defined above have the meanings set forth in the Agreement.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1
The Second Amendment, dated July 7, 2010, to the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and between the Operating Company, Wells Fargo and the other signatories listed therein.

99.1	Press release, dated July 7, 2010, regarding the Second Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ H. Douglas Goforth
H. Douglas Goforth
Chief Financial Officer & Treasurer
Dated: July 7, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1
The Second Amendment, dated July 7, 2010, to the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and between the Operating Company, Wells Fargo and the other signatories listed therein.

99.1	Press release, dated July 7, 2010, regarding the Second Amendment.